UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 19, 2007 (March 13, 2007)

CONMED HEALTHCARE MANAGEMENT, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-27554	42-1297992
(Commission File Number)	(I.R.S. Employer Identification Number)

9375 Cheasapeake Street
Suite 203
La Plata, MD 20646
(Address of Principal Executive Offices, including Zip Code)

(301) 609-8460
(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Election of Directors
Conmed Healthcare Management, Inc. (“Conmed”), announced on March 19, 2007, that it had expanded its Board of Directors by one, and appointed Terry E. Branstad, a former governor of the State of Iowa, as director to fill this vacancy, effective as of March 13, 2007.

Governor Branstad served as Governor of the State of Iowa from January 1983 to January 1999.  After leaving the governor's office in 1999, he established Branstad and Associates, L.C., located in West Des Moines, and became a partner in the firm of Kaufman, Patee, Branstad & Miller, a public policy firm based in Washington, D.C. Since August 2003 he has been the President of Des Moines University.  Governor Branstad also serves as a director of the Iowa Health System, Cementech, Advanced Analytical Technologies, Inc. and Liberty Bank FSB, all private companies. He is a public member of the American Institute of Certified Public Accountants Board. He served as a director of Featherlite, Inc., a public company, from 1999 until 2006, when it was acquired. Governor Branstad earned an undergraduate degree from the University of Iowa in 1969 and a law degree from Drake University in Des Moines in 1974. He was a partner in general law practice in Lake Mills, Iowa, from 1974 through 1982.

Compensation of the Board of Directors

Conmed’s Board of Directors has adopted, and our stockholders have approved, the 2007 Stock Option Plan. The 2007 Stock Option Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock bonuses and stock appreciation rights to, among others, Company directors. The 2007 Stock Option Plan will be administered by the Board of Directors which has the authority and discretion to determine: the persons to whom the options will be granted; when the options will be granted; number of shares subject to each option; the price at which the shares subject to each option may be purchased; and when each option will become exercisable.

Each non-employee director shall be entitled to (i) a fee of $1,000.00 for attending, in person, a regularly scheduled or special meeting of the Board of Directors; (ii) $500.00 if such non-employee director participates in the meeting via conference call or (iii) a fee of $500.00 for attending in person a regularly scheduled or special committee meeting, if the meeting is held on a different day than the Board meeting. In addition, a one-time grant of 40,000 non-qualified stock options will be issued to non-employee directors on the date of their initial appointment to the Board of Directors at the closing price of the common stock on the issue date, vesting over three years and contingent upon their continued service on the Board. 40,000 non-qualified stock options have been granted by our Board to Governor Branstad, a non-employee director, vesting over three years and contingent upon his continued service on the Board.

Conmed will also reimburse all directors for approved board-related business travel expenses, along with other approved board-related expenses.

Director Independence

We believe that Governor Branstad qualifies as an independent director as that term is defined in Section 301 of the Sarbanes-Oxley Act of 2002 and Rule 10A(3)(b)(1) of the Securities Exchange Act, as amended.

Audit Committee and Compensation Committee

During fiscal 2007, our Board of Directors intends to create and establish an Audit Committee and a Compensation Committee on our behalf. We currently expect Governor Branstad to be a member of such committees.

Item 9.01	Financial Statements and Exhibits.

Exhibit
Number	Description of Exhibit

99.1	Press Release issued by Conmed on March 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONMED HEALTHCARE MANAGEMENT, INC.

Date: March 19, 2007	By: /s/ Richard W. Turner
Richard W. Turner, President and Chief Executive Officer